SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                      June 25,  2004

EPIC BANCORP

(Exact name of registrant as specified in its charter)

California	333-105991	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Irwin Street, San Rafael California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (415) 454-1212

SAN RAFAEL BANCORP
(Former name or former address, if changed since last report)

Item 5.             Other Events and Regulation FD Disclosure

Name Change.  On June 25, 2004, San Rafael Bancorp issued a press release announcing the that the company’s shareholder’s had approved an amendment to the company’s articles of incorporation changing the company’s name to EPIC BANCORP.

A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated into this report by reference.

Item 7.             Financial Statements and Exhibits.

(b)                                 Exhibits

99.1                           Press release announcing approval of name change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2004	EPIC BANCORP

/s/ Michael Moulton
Michael Moulton, Chief Financial Officer
(Principal Financial Officer)